UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

NEW ULM TELECOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW ULM TELECOM, INC.

27 North Minnesota Street

New Ulm, Minnesota 56073

(507) 354-4111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 29, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New Ulm Telecom, Inc. (the “Company”), a Minnesota corporation, will be held at Turner Hall, located at 102 South State Street, New Ulm, Minnesota, on Thursday, May 29, 2008 at 10:00 a.m. for the following purposes:

(1)	To elect two directors for a term of three years, each to hold office until the Annual Meeting of Shareholders to be held in 2011, or until his or her successor is elected;

(2)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 31, 2008, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

/s/ Barbara A.J. Bornhoft

Barbara A.J. Bornhoft

Corporate Secretary

New Ulm, Minnesota

April 8, 2008

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

i

NEW ULM TELECOM, INC.

27 North Minnesota Street

New Ulm, Minnesota 56073

(507) 354-4111

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 29, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of New Ulm Telecom, Inc. (the “Company”) for use at the Annual Meeting of Shareholders and any adjournment thereof to be held commencing at 10:00 a.m., local time, on Thursday, May 29, 2008, at Turner Hall, located at 102 South State Street, New Ulm, Minnesota.

You may cast your vote by proxy as follows:

•

By Internet—Shareholders of record may vote using the Internet by voting at the website listed on the enclosed proxy card. Beneficial owners may vote by accessing the website specified on the voting instruction form provided by their brokers, trustees or nominees. Please check the voting instruction form for Internet voting availability.

•

By telephone—Shareholders of record may vote by using the toll-free telephone number listed on the enclosed proxy card. Beneficial owners may vote by telephone by calling the number specified on the voting instruction forms provided by their brokers, trustees or nominees.

•

By mailing the proxy card—Shareholders of record may vote by completing, signing, dating and mailing the enclosed proxy card in the accompanying pre-addressed postage paid envelope. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided by their brokers, trustees or nominees and mailing them in the enclosed pre-addressed envelope.

All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted in favor of each proposal.

The persons named as proxies were selected by the Board of Directors of the Company and are directors or officers of the Company. If any other matters are properly presented at the meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on these matters in accordance with their best judgment.

The notice of annual meeting, this proxy statement and related proxy card are being mailed to shareholders on or about April 11, 2008.

Record Date and Outstanding Common Stock

The Board of Directors has fixed the close of business on March 31, 2008, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the meeting. Only shareholders of record at the close of business on March 31, 2008 will be entitled to vote at the meeting. On that date, there were 5,115,435 shares of common stock issued, outstanding and entitled to vote.

Revocability of Proxies

Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (a) executing a later-dated proxy relating to the same shares and delivering it to the Chief Executive Officer (CEO) before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than the proxy with the CEO before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to New Ulm Telecom, Inc., 27 North Minnesota Street, New Ulm, Minnesota 56073, Attention: Bill Otis, or hand-delivered to Mr. Bill Otis before the vote at the meeting.

Voting and Solicitation

Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. However, shareholders have the right to cumulate votes in the election of directors, as described on page 4.

The Company will pay the cost of this solicitation, including preparing, assembling and mailing the proxies and solicitation materials. The Company is soliciting proxies principally by mail. In addition, the directors, officers and regular employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse these persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

The presence in person or by proxy of the holders of thirty-five percent (35%) of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of the matter.

If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, these shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to the matter.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

There are currently seven directors on the Board of Directors. Each director is elected to a three-year term. Two directors will be elected at the annual meeting. The Board of Directors has nominated and recommends for election the two persons named below. It is intended that proxies will be voted for such nominees. The Board of Directors believes that each nominee named below will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised the Company that they will vote for the election of such substitute nominee as the Board of Directors may propose.

The following table sets forth information, including business experience during the past five years, as to the nominees for election and as to the other directors. Information concerning beneficial ownership of the Company’s common stock as of March 31, 2008 can be found on page 6. We are not aware of any arrangement or understanding pursuant to which any individual is to be selected as a director or nominee. There are no familial relationships between any director or executive officer, except that the Chairman of the Board, Mr. James P. Jensen, is the brother-in-law of Mr. Gary Nelson, one of the Company’s other directors.

TERMS ENDING IN 2008 AND

NOMINEES FOR TERMS ENDING IN 2011

DUANE LAMBRECHT has served as a director since 1999. Mr. Lambrecht, age 61, has been the owner and CEO of Shelter Products, Inc. for more than five years. Mr. Lambrecht also serves on the Board of Directors of the North American Building Material Distributors Association.

PAUL ERICK, CPA has served as a director since 2005. Mr. Erick, age 64, was an officer and shareholder of Olsen, Thielen & Co., Ltd. (a public accounting firm) until his retirement in August 2000.

TERMS ENDING IN 2009

ROSEMARY DITTRICH has served as a director since 1997. Ms. Dittrich, age 66, is a co-owner and Corporate Secretary of D & A Truck Line.

MARY ELLEN DOMEIER, has served as a director since 1999. Ms. Domeier, age 66, currently serves on the Board of Directors of American Artstone Company and Bank Midwest Association. Previously, Ms. Domeier served as the Executive Officer of New Ulm Area Catholic Schools from 2004 until her retirement in 2006. Prior to that, Ms. Domeier served as the CEO and Chair of Frandsen Bank & Trust until her retirement in 2003.

GARY NELSON has served as a director since 1982. Mr. Nelson, age 70, served as the President and CEO of The Insurance Group until his retirement in 2000.

TERMS ENDING IN 2010

JAMES JENSEN has served as a director since 1982 and as Chairman of the Board since 1999. Mr. Jensen, age 63, has been the President of Jensen Consulting, Inc. since 2003 and a business partner in J Longs Clothing since January 2008. Prior to that, Mr. Jensen served as a Marketing Consultant and Sales Representative for Kohls-Weelborg Dealerships from March 2003 until January 2004, and as the President of Jensen Clothing, Inc. until 2003. Mr. Jensen currently serves on the Board of Directors of Alliance Bank.

PERRY MEYER has served as a director since 1995. Mr. Meyer, age 53, is a farmer who raises corn, soybeans and hogs. Since 2003, Mr. Meyer has served as the Board Chairman of Heartland Corn Products, which owns and operates an Ethanol plant in Winthrop, MN. Mr. Meyer has previously served as the Lafayette Township Treasurer.

Cumulative Voting for Directors – Vote Required

For each share held, shareholders may cast one vote for each of two directorships to be filled at this meeting. Each shareholder entitled to vote has the right to vote the shareholder’s shares on a cumulative basis in the election of directors by giving written notice of intent to do so to any officer of the Company before the meeting, or to the presiding officer at the meeting at any time before the election. If notice of such intent is given, the presiding officer at the meeting will announce, before the election of directors, that shareholders may vote their shares on a cumulative basis by multiplying the number of shares held by the shareholder by the number of directors to be elected. Each shareholder then may cast votes for one candidate or may distribute the votes among any number of candidates. If no shareholder provides notice of the intent, the nominees who receive the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the meeting will be elected to serve on the Board of Directors. If any shareholder determines to vote on a cumulative basis and an individual other than the above-stated nominees has been nominated to serve as a director, then the two nominees who receive the largest number of votes, taking into account cumulative voting, will be elected to serve on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR SET FORTH IN PROPOSAL NO. 1.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors consists of seven members with staggered terms of three years. The Board holds regular monthly meetings and some special meetings. The Board has established an Audit Committee, Steering Committee, Compensation Committee, and Strategic Planning Committee performing the functions described below. The Board also has an Ad Hoc Governance Committee and an Ad Hoc Nominating Committee that are appointed and meet as needed. The Chairman of the Board is an ex-officio member of all committees. The Board held 16 meetings in 2007. All committees meet as required. Each director attended 75% or more of the Board meetings and applicable committee meetings.

Audit Committee consists of Chair Paul Erick, Mary Ellen Domeier and Gary Nelson. All members of the Audit Committee are independent, as defined in Rule 4200(a)(15) of the Nasdaq’s listing standards. Each member of the Audit Committee is financially literate and at least one member of the Committee has accounting or related financial management expertise. The Board of Directors has determined that Mr. Paul Erick, the Chair of the Audit Committee, satisfies the criteria adopted by the Securities and Exchange Commission to serve as “audit committee financial expert” and is an independent director, pursuant to the standards set forth in the Company’s Corporate Governance Guidelines and the requirements under the Securities Exchange Act of 1934. The Audit Committee oversees the Company’s accounting, financial reporting process, internal controls and audit, and consults with management and the independent auditors on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company’s independent auditors and evaluates the independent auditors’ qualifications, performance and independence. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. The Audit Committee’s Report is included on page 14 of this proxy statement. The Audit Committee had 11 meetings in 2007.

Steering Committee consists of Chair James Jensen, Duane Lambrecht, and Perry Meyer. This committee is responsible for the study and analysis of the Company’s financial requirements and the evaluation of the operations of the Company. The Steering Committee had 7 meetings in 2007.

Compensation Committee consists of Chair Perry Meyer, Rosemary Dittrich and Duane Lambrecht. Its duties are to evaluate employee compensation and staffing. The Compensation Committee also makes appropriate recommendations concerning executive and director compensation. This committee had 3 meetings in 2007.

Strategic Planning Committee consists of Chair Mary Ellen Domeier, Rosemary Dittrich and Gary Nelson. This committee is designed to serve as a catalyst in ensuring Company management and the Board of Directors engage in ongoing strategic thinking. This committee had 2 meetings in 2007.

Nominations

The Company does not have a formal Nominating Committee or Nominating Committee Charter. The Company’s Board of Directors, which is comprised completely of independent directors as defined in Rule 4200(a)(15) of the Nasdaq’s listing standards, functions as the Company’s Nominating Committee. To date, the Company feels that the full Board best represents the interests of the shareholders regarding nominations. However, the Company may appoint a Nominating Committee in the future if it deems it is appropriate.

The Board has generally identified nominees based upon suggestions by current directors, management or shareholders. The Company’s Board member selection criteria include: integrity, education, corporate governance experience, business experience, and understanding of the Company’s industry. The Board has used these criteria to evaluate potential nominees. The Board, to date, does not evaluate proposed nominees differently depending upon who has made the recommendation. The Board has not paid any third party fee to assist in this process.

It is the Board’s policy to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Board does not perceive a need to increase the size of the Board. In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received by the Company as provided under “Shareholder Proposals for 2009 Annual Meeting,” on page 17.

Shareholder Communications with Board

The Board of Directors has implemented a process by which Company shareholders may send written communications to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more of its directors, may send a letter addressed to:

New Ulm Telecom, Inc. 27 North Minnesota Street New Ulm, Minnesota 56073 Attention: Corporate Secretary (Board Matters)

The Corporate Secretary has been instructed by the Board to promptly forward all communications so received to the full Board or the individual Board members specifically addressed in the communication, without first screening those communications.

The Company encourages all of its directors and officers to attend the annual meeting of shareholders. All of the Company’s seven directors attended the 2007 Annual Meeting of Shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

In 2007, the directors were paid an annual retainer of $16,000. In addition, directors received $700 for each Board and Committee meeting they attended. In 2008, the directors will be paid a $16,800 annual retainer and $735 for each Board and Committee meeting they attend. In 2007, the Chairman of the Board, who is not an employee of the Company, received an additional annual retainer of $12,000. This annual retainer will be $12,000 in 2008. Also, in 2007, the Audit Committee Chair received an additional annual retainer of $3,000. This annual retainer will be $5,000 in 2008. The Company has a director retirement policy pursuant to which directors who leave the Board will receive $1,000 for each year of service to the Board with a maximum of $20,000 paid to any one director.

The following table shows the compensation paid to each of the Company’s directors in 2007:

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
James Jensen	$54,600	$0	$54,600
Perry Meyer	35,600	1,000	36,600
Duane Lambrecht	35,600	1,000	36,600
Paul Erick	38,600	1,000	39,600
Rosemary Dittrich	30,000	1,000	31,000
Mary Ellen Domeier	36,300	1,000	37,300
Gary Nelson	35,600	0	35,600

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 31, 2008, by (a) each person known by us to own beneficially five percent (5%) or more of our common stock (“five percent shareholders”), (b) each director and nominee for director, (c) each named executive officer, and (d) all directors and executive officers as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Ruth B. Wines, Trustee of the Ralph K. Wines & Ruth B. Wines Family Trust 216 Apolena, Newport Beach, California 92662	274,320	5.4%
Bill Otis	206,477	4.1
Gary Nelson (3)	34,509	*
James Jensen (4)	16,743	*
Perry Meyer	12,000	*
Rosemary Dittrich (5)	14,200	*
Barbara Bornhoft	2,100	*
Mary Ellen Domeier (6)	2,220	*
Duane Lambrecht (7)	1,150	*
Patricia Matthews	300	*
Paul Erick	100	*
Nancy Blankenhagen	90	*
All directors and officers as a group (11 persons) (8)	289,889	5.7%

___________________

* Represents less than 1.0%

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option to acquire within 60 days. Unless otherwise indicated, the address of each shareholder is c/o New Ulm Telecom, Inc., 27 North Minnesota Street, New Ulm, Minnesota 56073.

(2)	Percentage of beneficial ownership is based on 5,115,435 shares outstanding as of March 31, 2008.
(3)	Includes 4,509 shares owned by Mr. Nelson’s spouse.
(4)	Includes 3,654 shares owned by Mr. Jensen’s spouse.
(5)	Includes 4,700 shares owned by Ms. Dittrich’s spouse.
(6)	Includes 370 shares owned by Ms. Domeier’s spouse.
(7)	Includes 250 shares owned by Mr. Lambrecht’s spouse.
(8)	Includes 13,483 shares owned by the spouses of directors and officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows compensation paid to or earned by for the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer (the “named executive officers”) during 2007. For more information regarding the Company’s salary policies and executive compensation plans, please review the information under the caption “Report of Compensation Committee on Executive Compensation,” on page 13.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(a)	Total ($)
Bill Otis	2007	202,340	0	58,237	15,750	276,327
President and Chief	2006	176,820	0	41,200	15,049	233,069
Executive Officer

Barbara Bornhoft	2007	125,406	0	26,879	9,975	162,260
Vice President/Chief	2006	114,748	0	20,002	8,619	143,369
Operating Officer and
Corporate Secretary

Nancy Blankenhagen	2007	80,354	0	17,494	6,227	104,075
Chief Financial Officer	2006	75,174	0	8,930	5,791	89,895

____________________

(a)	Represents contributions made by the Company under its 401(k) plan.

Grants of Plan-Based Awards in 2007

The following table sets forth certain information concerning the plan-based awards granted to the Named Executive Officers during the fiscal year ended December 31, 2007 under the 2006 Management Incentive Plan as amended:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Bill Otis	4/1/2007	19,500	39,000	78,000

Barbara Bornhoft	4/1/2007	9,000	18,000	36,000

Nancy Blankenhagen	4/1/2007	5,858	11,715	23,430

____________________

(1)   Represents bonuses that may have been earned by the Named Executive Officers under the Company’s 2006 Management Incentive Plan as amended. For the actual bonus amounts earned and paid under these plans, please see the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation.” For explanation of this plan, refer to the description on pages 9, 10 and 11 of this proxy statement under the heading “Compensation Discussion and Analysis - Cash-Based Incentive Compensation.”

Options and Warrants

The Company did not issue any options or warrants during 2007, and at December 31, 2007, had no options or warrants outstanding.

Employment Agreements

Mr. Otis and the Company entered into an employment agreement in July 2006 that provided for an annual base salary of no less than $170,000 and will be awarded incentive compensation under the New Ulm Telecom Management Incentive Plan, in the form of a cash incentive (Annual Incentive Award) on an annual basis. The base salary of Mr. Otis for 2008 has been set at $225,000. The target incentive for Mr. Otis is 20% of base salary. The maximum incentive award payable under the plan is 40% of base salary (2 times the target). The minimum incentive award payable under the plan is $0. Upon termination of Mr. Otis employment by the Company without cause or by Mr. Otis for good reason, Mr. Otis will receive 24 months of base salary at the annualized rate of pay at termination. Upon a change in control transaction and if the employment of Mr. Otis is terminated by the Company without cause or by Mr. Otis for good reason within 12 months of the change in control transaction, Mr. Otis will receive a lump sum payment equal to 24 months of base salary at the annualized rate of pay at termination, which would have been equal to $390,000 at December 31, 2007.

Ms. Bornhoft and the Company entered into an employment agreement in July 2006 that provided for an annual base salary of no less than $110,000 and will be awarded incentive compensation under the New Ulm Telecom Management Incentive Plan, in the form of a cash incentive (Annual Incentive Award) on an annual basis. The base salary for Ms. Bornhoft for 2008 has been set at $131,900. The target incentive for Ms. Bornhoft is 15% of base salary. The maximum incentive award payable under the plan is 30% of base salary (2 times the target). The minimum incentive award payable under the plan is $0. Upon termination of Ms. Bornhoft’s employment by the Company without cause or by Ms. Bornhoft for good reason, Ms. Bornhoft will receive 12 months of base salary at the annualized rate of pay at termination. Upon a change in control transaction and if Ms. Bornhoft is terminated without cause or by Ms. Bornhoft for good reason within 12 months of the change in control transaction, Ms. Bornhoft will receive a lump sum payment equal to 12 months of base salary at the annualized rate of pay at termination, which would have been equal to $120,000 at December 31, 2007.

COMPENSATION DISCUSSION AND ANYALYSIS

The Compensation Committee, which is comprised solely of Independent Directors, is responsible for evaluating and monitoring the Company’s general compensation policies and compensation plans, as well as the specific compensation levels for executive officers, including our Chief Executive Officer. The Compensation Committee reviews and recommends annual base salary levels and annual cash bonus opportunity levels for each Named Executive Officer to the Board of Directors.

General Compensation Philosophy

Under the supervision of the board of Directors, the compensation philosophy is designed to attract and retain well-qualified executive talent, to tie annual cash incentives to achievement of measurable corporate performance objectives and to align executives’ incentives with shareholder value creation. To achieve these objectives, the Compensation Committee implemented and maintains a compensation plan that ties a significant portion of an executive’s overall compensation to the Company’s financial performance. Overall, the total compensation opportunity is intended to create an executive compensation program that is set competitively compared to similar-sized companies, particularly telecommunication companies.

Each executive officer’s compensation package is generally comprised of three elements:

•   Base salary, which reflects an individual’s qualifications, scope of responsibilities, experience level, expertise, performance, and impact on the Company’s financial results;

•   Cash-based incentive compensation tied to measurable targets of the Company’s overall success; and

•   The Company’s qualified 401(k) plan in which the executives participate along with all other Company employees.

The executive officers were not present during, and did not participate in, deliberations or decisions involving their own compensation during 2007. While an executive officer does not play a role in setting compensation of his or her own compensation, the Company’s Chief Executive Officer does make recommendations concerning individual performance of other executive officers to the Compensation Committee.

Base Salary

The level of base salary is established primarily on the basis of an executive’s qualifications and relevant experience, the scope of his or her responsibilities, the strategic goals that he or she manages, the compensation levels of executive officers at similar-sized companies, particularly telecommunications companies, the relationship between the executive’s performance and the Company’s results, and market rates of compensation required to retain qualified management. The Company believes that executive base salaries should be competitive with salaries at similar-sized companies. The Compensation Committee reviews the base salary of each executive annually and makes recommendations to the Board of Directors as to any adjustments in base salary to take into account the individual’s performance, any changes in responsibility, and to maintain a competitive salary structure.

Cash-Based Incentive Compensation

The Company engaged an outside consultant in 2005 to advise the Company in its development of an Employee Incentive Plan for employees other than executive officers and a Management Incentive Plan for its executive officers. Both plans were implemented in 2006. Payments on each plan were based on achievement of objectives of measurable corporate performance, with financial and customer related targets. The financial targets were achievement of specified certain operating revenue and net income based upon the Company’s 2007 budget, while the customer service targets were based upon several factors, including (i) “uptime” (the amount of time that the Company’s phone, cable and internet services were available to customers) and restoration time (the ability of the Company to restore service when an interruption occurs), (ii) customer retention and (iii) customer service (derived from customer service data).

The executive officers’ bonus potential under the 2006 Management Incentive Plan as amended and in effect in 2007 were as follows:

Position	Target Award	Maximum Award
Chief Executive Officer	20% of base salary	40% of base salary
Chief Operating Officer	15% of base salary	30% of base salary
Chief Financial Officer	15% of base salary	30% of base salary

The award formula was weighted according to each of the percentages listed below.

Net Income	60%
Operating Revenue	25%
Customer Service	15%
Total	100%

Performance results must be at least 80% of goal in order to produce any award. In addition, no awards are paid if net income performance is less than 80% of target amount. Maximum awards are paid for goal achievement of 120% and above.

For 2007, the Company paid an award under the plan of $58,237 to Mr. Otis, $26,879 to Ms. Bornhoft and $17,494 to Ms. Blankenhagen for achievement of 111.7% of net income, 104.2% of operating revenue and 112.0% customer service.

The Company will continue the Management Incentive Plan in 2008 based upon similar factors and the same performance ratios. Potential payouts under the Plan are set forth below.

Grants of Plan-Based Awards in 2008

The following table sets forth certain information concerning plan-based awards granted to the Named Executive Officers during the fiscal year ending December 31, 2008, based upon the operation of the 2006 Management Incentive Plan as amended described above.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)
Bill Otis	22,500	45,000	90,000

Barbara Bornhoft	9,893	19,785	39,570

Nancy Blankenhagen	6,750	13,500	27,000

Other Compensation Programs

New Ulm Telecom, Inc. has a qualified 401(k) Retirement Savings Plan (“Retirement Plan”). All of the Named Executive Officers, along with other employees who made contributions into the Retirement Plan, received matching contributions of 50% of every dollar up to 6% of all eligible employee contributions. In addition, the Company made a discretionary, profit sharing contribution of 4% for 2007 to all Retirement Plan participants’ accounts in the first quarter of 2008. The purpose of the Company’s matching contributions into the Retirement Plan is to encourage employees to participate in their own retirement savings and to provide another competitive recruiting tool to attract and retain employees.

Elements of Post-Termination Compensation

As noted above under “Employment Agreements,” our Employment Agreements with Bill Otis and Barbara Bornhoft contain change in control provisions. The Compensation Committee believes that severance and change in control arrangements for these Named Executive Officers aid in the recruitment and retention of executive officers and provide incentives for executive officers to grow our business and maintain focus on returning value to shareholders. The Compensation Committee believes that providing protection to executive officers whose employment is terminated in connection with a change in control strikes an appropriate balance among the interests of our executive officers and the interests of others in a change in control transaction.

New Ulm Telecom, Inc. does not grant stock awards and does not have any pension plans or any nonqualified deferred compensation plans.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The compensation program for the Chief Executive Officer and the Board of Directors is the responsibility of the Compensation Committee of the Board of Directors (the “Committee”). The Committee is comprised entirely of independent members of the Board. The Committee oversees New Ulm Telecom, Inc.’s compensation and establishes the principles and strategies that guide the design of compensation plans and benefit programs for all employees within New Ulm Telecom, Inc., and makes its recommendations to the Board of Directors. In 2007, the Committee was comprised of three directors: Mr. Meyer, Mr. Lambrecht and Ms. Dittrich. Mr. Meyer is the Chair of the Committee.

The following discussion describes New Ulm Telecom, Inc.’s approach to executive compensation. The Committee retains the right to consider factors other than those set forth below in setting executive compensation levels for individual officers.

The 2007 salary program consisted of two elements: an annual base salary and a cash bonus under a Management Incentive Plan. The purpose of the Plan was to reward key executives for the long-term success of the Company, and to assist in the recruitment and retention of key executives. The Plan was also used to link total executive compensation to New Ulm Telecom, Inc.’s financial performance. Overall, the philosophy for the executive compensation program is to pay competitively compared to similar-sized companies, particularly telecommunications companies.

When setting its recommendations as to annual base salaries and making awards under the bonus plan, the Compensation Committee considers Company performance and compensation levels of comparable companies with a goal of remaining reasonably competitive with comparable companies.

The Committee worked with a consultant to develop the Management Incentive Plan. This plan was effective beginning in the year 2006. The purpose of the Management Incentive Plan is to enable New Ulm Telecom, Inc. to motivate its executive officers to achieve key financial and strategic objectives.

In reviewing the Chief Executive Officer’s 2007 performance, the Committee determined that Mr. Otis’ total compensation package was in alignment with the Company’s performance in 2007. The Committee also reviewed the compensation levels of executives in comparable companies, and determined that Mr. Otis’ compensation was competitive within the industry. In addition, the Committee believes that New Ulm Telecom, Inc.’s compensation practices and compensation philosophy align executive interests with those of its shareholders by linking total executive compensation to New Ulm Telecom, Inc.’s financial performance.

Submitted by the Compensation Committee of the Board of Directors

Perry Meyer, Chair

Rosemary Dittrich

Duane Lambrecht

REPORT OF AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting process. The Committee operates under a written charter adopted by the Board of Directors.

In addition to its other duties described in the Committee’s Charter, the Audit Committee has:

•	Reviewed and discussed with the Company’s management and the independent auditors, the audited financial statements as of December 31, 2007 and for the year then ended;
•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees;
•

Received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees and discussed with them their independence.

Based upon the review and discussions summarized above, together with the Committee’s other deliberations, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of December 31, 2007 and for the year then ended, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 to be filed with the Securities and Exchange Commission.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

Submitted by the Audit Committee of the Board of Directors

Paul Erick, Chair

Mary Ellen Domeier

Gary Nelson

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a graph that compares the cumulative total shareholder return on our common stock to the Russell 2000 Index and to the NASDAQ Telecommunications Index. The comparison covers the period from December 31, 2002 to December 31, 2007. Shareholder return assumes reinvestment of all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the Company’s policy that all proposed transactions by the Company with directors, officers, five percent shareholders and their affiliates be entered into only if these transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of its Board of Directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed Kiesling Associates LLP as its independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007.

Representatives of Kiesling Associates LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

The following is a summary of fees billed by Kiesling Associates LLP for professional services rendered for the years ended December 31, 2007 and December 31, 2006.

Fee Category	2007 Fees	2006 Fees
Audit Fees	$139,220	$75,529
Audit - Related Fees	—	—
Tax Fees	—	12,500
All Other Fees	—	—
Total Fees	$139,220	$88,029

Audit Fees

Consists of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” There were no audit-related fees billed for 2007 or 2006.

Tax Fees

Consists of fees billed for professional services for tax compliance.

All Other Fees

Consists of fees for services other than the services reported above. There were no other fees billed for 2007 or 2006.

Independence

The Audit Committee of the Board of Directors has determined that the provision of the services described above is compatible with maintaining the principal registered public accounting firm’s independence.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to ensure that the provision of these services does not impair the independent registered public accounting firm’s independence. The Audit Committee does not delegate to management its responsibilities to pre-approve services. The Audit Committee pre-approved all of the services the Company received from Kiesling Associates LLP during the year ended December 31, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s officers, directors and beneficial owners of more than 10% of the Company’s common stock are required to file reports of their beneficial ownership with the Securities and Exchange Commission. Based on the Company’s review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2007, all reports required under Section 16(a) were filed with the Securities and Exchange Commission on a timely basis.

ANNUAL REPORT ON FORM 10-K

Upon written request to New Ulm Telecom, Inc., 27 North Minnesota Street, New Ulm, Minnesota, 56073, Attention: President, the Company will send, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including the financial statements and the financial statement schedules, as filed with the Securities and Exchange Commission, to any person whose proxy is being solicited. The Annual Report on Form 10-K can also be found on the Company’s website at www.nutelecom.net.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

The Company intends to hold its 2009 Annual Meeting of Shareholders on or about May 28, 2009, and anticipates mailing its materials on or about April 10, 2009. If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2009 Annual Meeting of Shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the principal executive offices of the Company at 27 North Minnesota Street, New Ulm, Minnesota 56073, Attention Bill Otis, no later than December 11, 2008. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Under Securities and Exchange Commission rules, if a shareholder notifies the Company of his or her intent to present a proposal for consideration at the 2009 Annual Meeting of Shareholders after February 26, 2009, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in its proxy materials.

OTHER MATTERS

The management of the Company is unaware of any other matters that are to be presented for action at the annual meeting. Should any other matter properly come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

By Order of the Board of Directors

/s/ Barbara A.J. Bornhoft

Barbara A.J. Bornhoft

Corporate Secretary

New Ulm, Minnesota

April 8, 2008

NEW ULM TELECOM, INC. 27 NORTH MINNESOTA STREET NEW ULM, MN 56073

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to New Ulm Telecom, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

MEETING ATTENDANCE
If it is your intention to attend the meeting in person, you can vote using an above option or you can bring the card with you to the meeting.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by New Ulm Telecom, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NEWUL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW ULM TELECOM, INC.

The Board recommends voting FOR the item.

Item				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. O O O _____________
1.	To elect two directors for a term of three years, each to hold office until the Annual Meeting of Shareholders to be held in 2011, or until his successor is elected.

	Nominees:	01) Paul Erick 02) Duane Lambrecht

2.	In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please mark, sign and date and return promptly in the enclosed, pre-addressed envelope.

Please sign exactly as name(s) appear(s) on the mailing label. If a joint account, each owner should sign. If signing for a corporation or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

For address changes and/or comments, please check this box and write them on the back where indicated.				O

Please indicate if you plan to attend this meeting.		O	O

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

NEW ULM TELECOM, INC.
27 North Minnesota Street
New Ulm, MN 56073
(507) 354-4111

PROXY

The undersigned hereby appoints Rosemary Dittrich, Mary Ellen Domeier, James Jensen, Gary Nelson and Perry Meyer or any of them, with power of substitution, as proxies to vote the shares of common stock of the undersigned in New Ulm Telecom, Inc. at the Annual Meeting of Shareholders to be held on May 29, 2008 at 10:00 a.m. at Turner Hall, located at 102 South State Street, New Ulm, Minnesota and at any adjournment thereof, upon all business that may properly come before the meeting, including the business identified (and in the manner indicated) on this proxy and described in the proxy statement furnished herewith.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS VOTING FOR THE ITEM ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NOT SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ITEM ON THE REVERSE SIDE. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)